Exhibit 99.1

KFORCE REPORTS THIRD QUARTER 2020 REVENUE OF $365.4 MILLION, UP 5.7% YEAR OVER YEAR
TECH FLEX REVENUES GREW 1.7% SEQUENTIALLY
EPS OF $0.89, AN INCREASE OF 30.9% YEAR OVER YEAR
TAMPA, FL, November 2, 2020 — Kforce Inc. (Nasdaq: KFRC), a professional staffing services and solutions firm, today announced results for the third quarter of 2020.
Quarterly Financial Highlights
•Revenue for the quarter ended September 30, 2020 was $365.4 million, an increase of 6.5% sequentially and 5.7% year-over-year.
•Tech Flex revenues increased 1.7% on a sequential basis and declined 4.2% on a year-over-year basis.
•FA Flex revenue increased 19.1% sequentially and 51.6% year-over-year, including $51.1 million related to the COVID-19 business which was approximately $16.0 million more than the second quarter. This positively impacted FA Flex growth rates by 18.8% sequentially and 77.0% year-over-year.
•Direct Hire revenue of $8.7 million in the quarter ended September 30, 2020 increased 32.3% sequentially and decreased 26.6% year-over-year.
•Operating margin for the quarter ended September 30, 2020 was 7.3%, an increase of 280 basis points sequentially and 90 basis points year-over-year.
•Income from continuing operations for the quarter ended September 30, 2020 was $18.8 million, or $0.89 per share, versus $9.9 million, or $0.47 per share, in the quarter ended June 30, 2020 and versus $15.9 million, or $0.68 per share, in the quarter ended September 30, 2019.
•Operating cash flows for the three months ended September 30, 2020 were $54.9 million (nearly $94 million on a year-to-date basis as of September 30, 2020) versus $36.0 million for the three months ended June 30, 2020 and $24.2 million for the three months ended September 30, 2019. Net cash on hand was $1.3 million as of September 30, 2020.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer, commented, “We believe it is becoming clearer each day that the COVID-19 pandemic has triggered a generational change in the shape and conduct of business. Prior to the pandemic, our society, and the business community at large, were rapidly digitalizing and driving productivity gains through technology investment. We believe the pandemic has exponentially accelerated the pace of this technological revolution. We believe the strength in our results in the third quarter and our expectations for the fourth quarter speak to the resilience of our business to perform during an adverse economic environment due primarily to the strong secular drivers in our technology business. As to our third quarter results, we experienced sequential growth in each of our lines of business. Most notably was the nearly 2% sequential growth in our technology business, which is roughly 80% of overall ongoing revenues. We have seen average new assignment starts in October 2020 in our technology business that approximate levels experienced in October 2019. We continue to perform exceptionally well and capture market share against the backdrop of an unprecedented macro-economic landscape resulting from the sudden and dramatic effects of the global pandemic. Our business footprint has to-date largely insulated the Firm from the consequences of severe economic disruption and we believe we are well positioned to significantly outperform our competitors as conditions improve.”
Joseph J. Liberatore, President, said, “The journey that we’ve been on to narrow our focus by shedding non-strategic businesses to take greater advantage of the secular shift in technology demand and shaping our world-class client portfolio over time is contributing greatly to our performance during the pandemic. We could not be prouder of how our people have adapted and executed over the last seven months, while working 100% remotely. We have held on to the vast majority of our most tenured and productive associates and have begun adding to associate levels in our technology business to best position the Firm for above-market growth in the future. We are also looking to continue our investment in technology that we believe will bring greater effectiveness to our people in providing exceptional support to our clients, consultants and candidates.”
David M. Kelly, Chief Financial Officer, said, “During the third quarter, we generated $54.9 million of operating cash flows in a period where revenues expanded and we ended the quarter with net cash of approximately $1.3 million. We are performing well and are in an excellent financial position, which we believe gives us optimal financial flexibility to continue investing in our business and deploying our capital in other areas. We are pleased to announce that our Board of Directors approved a fourth quarter cash dividend of $0.20 per share, which will be payable on December 18, 2020 to shareholders of record as of the close of business on December 4, 2020.”

Guidance
Looking forward to the fourth quarter of 2020, there will be 62 billing days, which is the same as the fourth quarter of 2019 and two fewer than the third quarter of 2020. Revenue per billing day in the third quarter of 2020 was $5.7 million. Current estimates for the fourth quarter of 2020 are:
•Revenue of $337 million to $347 million
•Earnings per share of $0.70 to $0.78
•Gross profit margin of 28.1% to 28.3%
•Flex gross profit margin of 26.5% to 26.7%
•SG&A expense as a percent of revenue of 21.4% to 21.6%
•Operating margin of 6.2% to 6.6%
•WASO of 21.2 million
•Effective tax rate of 23.5%
Conference Call
On Monday, November 2, 2020, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (877) 344-3890 and the conference passcode is Kforce. The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website (https://edge.media-server.com/mmc/p/vimbrgby.) in the Events & Presentations section.

The replay of the call will be available from 8:00 p.m. E.T., Monday, November 2, 2020 through November 9, 2020 by dialing (855) 859-2056, passcode 9977937.
About Kforce, Inc.
Kforce Inc. is a domestic professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, through our network of field offices located throughout the U.S. and two national delivery centers, we provide opportunities for over 30,000 highly skilled professionals who work with over 3,000 clients, including a significant majority of the Fortune 500. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the performance of technology-focused businesses, the secular drivers of technology, the pace of digital transformation, the Firm’s opportunity to continue investing in its future growth, returning capital to its shareholders including the intent and ability to declare and pay quarterly dividends, and the Firm's guidance for the third quarter of 2020. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; the impacts (direct and indirect) of COVID-19 on our business, our consultants and employees, and the overall economy; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that impact our business and our ability to comply with the same; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; our ability to continue to perform under the government-sponsored COVID-19 related initiatives; continued performance of and improvements to our enterprise information systems; impacts of outstanding litigation or other legal matters, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Firm’s Form 10-K for the fiscal year ending December 31, 2019, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019
Revenue	$365,424	$343,020	$345,558
Direct costs	261,546	245,659	242,747
Gross profit	103,878	97,361	102,811
Selling, general and administrative expenses	75,852	80,546	79,223
Depreciation and amortization	1,308	1,380	1,427
Income from operations	26,718	15,435	22,161
Other expense, net	938	1,427	880
Income from continuing operations, before income taxes	25,780	14,008	21,281
Income tax expense	7,017	4,123	5,374
Income from continuing operations	18,763	9,885	15,907
Income from discontinued operations, net of tax	—	—	(967)
Net income	$18,763	$9,885	$14,940

Earnings per share – diluted:
Continuing operations	$0.89	$0.47	$0.68
Discontinued operations	—	—	(0.04)
Earnings per share – diluted	$0.89	$0.47	$0.64

Weighted average shares outstanding - diluted	21,180	21,078	23,342
Adjusted EBITDA	$30,948	$19,723	$25,990

Billing days	64	64	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$101,273	$19,831
Trade receivables, net of allowances	230,002	217,929
Prepaid expenses and other current assets	7,413	7,475
Total current assets	338,688	245,235
Fixed assets, net	27,671	29,975
Other assets, net	73,871	72,838
Deferred tax assets, net	12,956	8,037
Goodwill	25,040	25,040
Total assets	$478,226	$381,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$40,821	$33,232
Accrued payroll costs	75,086	44,001
Current portion of operating lease liabilities	5,190	5,685
Income taxes payable	6,181	878
Other current liabilities	500	1,168
Total current liabilities	127,778	84,964
Long-term debt – credit facility	100,000	65,000
Other long-term liabilities	80,242	63,898
Total liabilities	308,020	213,862
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	722	722
Additional paid-in capital	469,177	459,545
Accumulated other comprehensive loss	(2,999)	(1,526)
Retained earnings	374,767	350,545
Treasury stock, at cost	(671,461)	(642,023)
Total stockholders’ equity	170,206	167,263
Total liabilities and stockholders’ equity	$478,226	$381,125

Kforce Inc.
Key Statistics
(Unaudited)

	Q3 2020	Q2 2020	Q3 2019
Total Firm
Total Revenue (000’s)	$365,424	$343,020	$345,558
GP %	28.4%	28.4%	29.8%
Flex revenue (000’s)	$356,687	$336,417	$333,652
Hours (000's)	6,325	5,591	5,277
Flex GP %	26.7%	27.0%	27.2%
Direct Hire revenue (000’s)	$8,737	$6,603	$11,906
Placements	522	375	743
Average fee	$16,722	$17,648	$16,024
Billing days	64	64	64
Technology
Total Revenue (000’s)	$260,251	$255,750	$271,999
GP %	27.7%	28.2%	28.1%
Flex revenue (000’s)	$256,118	$251,948	$267,304
Hours (000’s)	3,207	3,141	3,478
Flex GP %	26.5%	27.1%	26.8%
Direct Hire revenue (000’s)	$4,133	$3,802	$4,695
Placements	206	187	243
Average fee	$20,045	$20,387	$19,328
Finance and Accounting
Total Revenue (000’s)	$105,173	$87,270	$73,559
GP %	30.3%	28.8%	35.9%
Flex revenue (000’s)	$100,569	$84,469	$66,348
Hours (000’s)	3,118	2,450	1,799
Flex GP %	27.2%	26.5%	28.9%
Direct Hire revenue (000’s)	$4,604	$2,801	$7,211
Placements	316	188	500
Average fee	$14,557	$14,927	$14,420

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Billing Days	64	64	64	62	64
Tech Flex	(4.2)%	(3.0)%	3.3%	4.8%	6.5%
FA Flex	51.6%	28.7%	(3.4)%	(7.6)%	(5.3)%
Total Flex	6.9%	3.4%	1.9%	2.1%	3.9%

Kforce Inc.
Supplemental FA Flex Information
(Unaudited)
Kforce secured large contracts to support government-sponsored COVID-19 related initiatives, which materially positively impacted our FA segment and specifically our FA Flex business. These initiatives are possibly shorter-term in nature and likely non-recurring in nature. Given the contribution of the COVID-19 business, we are providing this supplemental information to better understand the performance of our FA Flex business.

	Three Months Ended September 30, 2020
	Total FA Flex	COVID-19 Business	Core FA Flex
Supplemental FA Flex Information
Flex revenue (000’s)	$100,569	$51,090	$49,479
Hours (000’s)	3,118	1,778	1,340
Flex GP %	27.2%	25.1%	29.3%

	Three Months Ended June 30, 2020
	Total FA Flex	COVID-19 Business	Core FA Flex
Supplemental FA Flex Information
Flex revenue (000’s)	$84,469	$35,138	$49,331
Hours (000’s)	2,450	1,217	1,233
Flex GP %	26.5%	24.7%	27.7%

FA Flex gross profit percentage includes estimates for payroll taxes, benefits and other costs calculated using a consistently applied allocation.
Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance with GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our Consolidated Statements of Cash Flows. For the nine months ended September 30, 2019, Free Cash Flows includes results from discontinued operations.

	Nine Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$93,871	$46,510
Capital expenditures	(5,296)	(7,728)
Free cash flow	88,575	38,782
Change in debt	35,000	(6,800)
Repurchases of common stock	(29,623)	(91,947)
Cash dividends	(12,619)	(12,726)
Equity method investment	(2,500)	(7,500)
Net proceeds from the sale of assets held for sale	—	123,254
Other	2,609	(1,855)
Change in cash and cash equivalents	$81,442	$41,208
Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before income from discontinued operations, net of tax, depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense and loss from equity method investment. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019
Net income	$18,763	$9,885	$14,940
Income from discontinued operations, net of tax	—	—	(967)
Income from continuing operations	18,763	9,885	15,907
Depreciation and amortization	1,308	1,380	1,427
Stock-based compensation expense	2,908	2,903	2,419
Interest expense, net	849	893	504
Income tax expense	7,017	4,123	5,374
Loss from equity method investment	103	539	359
Adjusted EBITDA	$30,948	$19,723	$25,990